UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2025

Bluerock Homes Trust, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-41322	87-4211187
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

919 Third Avenue, 40th Floor

New York, NY 10022

(Address of principal executive offices)

(212) 843-1601

(Registrant’s telephone number, including area code)

None.

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	BHM	NYSE American

Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

The disclosure below describes the disposition of the Company’s preferred equity investments in each of Indigo Cove and Wayford at Pringle. All figures provided below are approximate.

On April 11, 2025 Bluerock Homes Trust, Inc., a Maryland corporation (the “Company”), through BHM Preferred Holdings TRS, LLC (the “Contributor”), a Delaware limited liability company and wholly-owned subsidiary of the Company’s operating partnership, Bluerock Residential Holdings, L.P., a Delaware limited partnership (the “Operating Partnership”), entered into (i) a Contribution Agreement (the “Indigo Contribution Agreement”) with an affiliate of the Company’s external manager, Bluerock Homes Manager, LLC, a Delaware limited liability company (such affiliate, the “Joint Venture”), for the sale of the Company’s preferred equity investment in Indigo Cove, an 82-unit ground-up development project in Bluffton, South Carolina (the “Indigo Investment”) for net proceeds to the Company (exclusive of legal fees) of approximately $4.18 million, and (ii) a Contribution Agreement (the “Pringle Contribution Agreement”) with the Joint Venture for the sale of the Company’s preferred equity investment in Wayford at Pringle, a 102-unit stabilized townhome community in Charlotte, North Carolina (the “Pringle Investment”) for net proceeds to the Company (exclusive of legal fees) of approximately $13.4 million.

Under the terms of each of the Indigo Contribution Agreement and the Pringle Contribution Agreement, each of the Indigo Investment and the Pringle Investment were sold to the Joint Venture for an amount equal to the Company’s currently funded amount and accrued interest outstanding with respect to each of the Indigo Investment and the Pringle Investment, less (in the case of the Indigo Investment only) an origination fee reimbursement of approximately $53,000.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(b)	Pro Forma Financial Information

The following pro forma financial information of the Company as adjusted to give effect to the dispositions of each of the Indigo Investment and the Pringle Investment is presented in the unaudited pro forma condensed consolidated financial statements filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference in this Item 9.01:

Bluerock Homes Trust, Inc.

Unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2024

Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2024

Unaudited Pro Forma Condensed Consolidated Statement of Operations and Comprehensive Income for the year ended December 31, 2024

Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations and Comprehensive Income for the year ended December 31, 2024

(d)	Exhibits

Exhibit Number	Description
99.1	Unaudited Pro Forma Condensed Consolidated Financial Statements
104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEROCK HOMES TRUST, INC.

Date: April 17, 2025	By:	/s/ Christopher J. Vohs
Christopher J. Vohs
Chief Financial Officer and Treasurer